UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 15, 2021

Concho Resources Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33615	76-0818600
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Concho Center 600 West Illinois Avenue Midland, Texas	79701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 683-7443

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CXO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger (as defined below), on January 15, 2021, Concho Resources Inc., a Delaware corporation (“Concho”) terminated all outstanding commitments, including commitments to issue letters of credit, under the Second Amended and Restated Credit Agreement, dated as of May 19, 2014 (as amended from time to time, the “Credit Agreement”), by and among Concho, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent. In connection with the termination of the Credit Agreement, on January 15, 2021, all outstanding obligations for principal, interest and fees under the Credit Agreement were paid off in full, and all liens securing such obligations and guarantees of such obligations and securing any letter of credit or hedging obligations permitted by the Credit Agreement to be secured by such liens were released.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 15, 2021, ConocoPhillips, a Delaware corporation (“ConocoPhillips”) completed its previously announced acquisition of Concho in connection with the merger of Falcon Merger Sub Corp., a Delaware corporation and a wholly-owned subsidiary of ConocoPhillips (“Merger Sub”), with and into Concho (the “Merger”), pursuant to that certain Agreement and Plan of Merger, dated as of October 18, 2020 (the “Merger Agreement”), among ConocoPhillips, Merger Sub and Concho. At the effective time of the Merger (the “Effective Time”), each share of common stock of Concho, par value $0.001 per share, outstanding immediately prior to the Effective Time (excluding certain Excluded Shares and Converted Shares (each as defined in the Merger Agreement)) was converted into the right to receive 1.46 (the “Exchange Ratio”) shares of common stock of ConocoPhillips, par value $0.01 per share (the “Merger Consideration”).

The issuance of shares of common stock of ConocoPhillips in connection with the Merger was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to ConocoPhillips’s registration statement on Form S-4 (File No. 333-250183), declared effective by the Securities and Exchange Commission (the “SEC”) on December 10, 2020. The joint proxy statement/prospectus (the “Joint Proxy Statement/Prospectus”) included in the registration statement contains additional information about the Merger.

The foregoing description of the Merger Agreement and the transactions contemplated thereby, including the Merger, is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which was included as Annex A to the Joint Proxy Statement/Prospectus, and which was filed as Exhibit 2.1 to Concho’s Current Report on Form 8-K filed on October 19, 2020. The Merger Agreement is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, Concho notified the New York Stock Exchange (“NYSE”) that each outstanding share of Concho’s common stock was converted into the right to receive the Merger Consideration and requested that NYSE withdraw the listing of Concho’s common stock. Upon Concho’s request, NYSE filed a notification of removal from listing on Form 25 with the SEC with respect to the delisting of Concho’s common stock. Concho’s common stock will cease being traded prior to the opening of the market on January 19, 2020, and will no longer be listed on NYSE. In addition, Concho intends to file with the SEC a Form 15 requesting that the reporting obligations of Concho under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934 be suspended.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 1.02, Item 2.01, Item 3.01 and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

At the Effective Time, each share of common stock of Concho outstanding immediately prior to the Effective Time (excluding certain Excluded Shares and Converted Shares (each as defined in the Merger Agreement)) was converted into the right to receive the Merger Consideration.

At the Effective Time: (1) each outstanding award of restricted common stock of Concho (other than an award that fully vested by its terms at the Effective Time) was converted into an award in respect of a number of shares of restricted common stock of ConocoPhillips equal to the product of the number of shares of common stock of Concho subject to the award multiplied by the Exchange Ratio; (2) each outstanding award of restricted common stock of Concho that fully vested by its terms at the Effective Time vested and was converted into the right to receive the Merger Consideration in respect of each share subject to the award; (3) each outstanding award of performance units (other than any such award were granted following the execution of the Merger Agreement) vested (applicable performance goals were deemed satisfied at 200% of target (which is two-thirds of maximum performance) for active employees and based on actual performance for former employees) and was converted into the right to receive an amount in cash equal to the value of the Merger Consideration in respect of each share subject to the award; and (4) each outstanding award of performance units granted following the execution of the Merger Agreement was converted into a time-vesting award in respect of a number of shares of restricted common stock of ConocoPhillips equal to the product of the target number of shares of common stock of Concho subject to the award multiplied by the Exchange Ratio.

Item 5.01 Changes in Control of Registrant.

As a result of the consummation of the Merger, at the Effective Time, Concho became a wholly-owned subsidiary of ConocoPhillips.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement, all of the directors of Concho prior to the Effective Time ceased to be directors of Concho effective as of the Effective Time.

Item 5.03 Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time: (1) Concho’s Amended and Restated Certificate of Incorporation was amended and restated in accordance with the Merger Agreement; and (2) the bylaws of Merger Sub in effect immediately prior to the Effective Time became the bylaws of Concho.

A copy of the Amended and Restated Certificate of Incorporation of Concho Resources Inc. is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference, and a copy of the Sixth Amended and Restated Bylaws of Concho Resources Inc. is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 15, 2021, Concho held a special meeting of stockholders (the “Special Meeting”). The Special Meeting was held in order to vote upon the proposals set forth in the definitive joint proxy statement of Concho and ConocoPhillips, filed with the SEC on December 11, 2020, to (1) adopt the Merger Agreement (the “Merger Proposal”) and (2) approve, by a non-binding advisory vote, the compensation that may be paid or become payable to Concho’s named executive officers that is based on or otherwise relates to the Merger Agreement (the “Non-Binding Compensation Advisory Proposal”).

At the special meeting, the Merger Proposal was approved by the affirmative vote of a majority of the outstanding shares of Concho’s common stock entitled to vote on the proposal. The Non-Binding Compensation Advisory Proposal was approved, on an advisory basis, by the affirmative vote of a majority of the shares of Concho’s common stock present (via the Concho special meeting website) or represented by proxy at the Special Meeting and entitled to vote on the Non-Binding Compensation Advisory Proposal.

As of the close of business on December 11, 2020, the record date for the Special Meeting, 196,294,626 shares of common stock of Concho were issued and outstanding and entitled to vote at the Special Meeting. 159,314,134 shares of the common stock of Concho (81.16%) were represented in person (via the Concho special meeting website) or by proxy at the Special Meeting, which constituted a quorum to conduct business at the meeting. The number of shares voted for or against, as well as abstentions and broker non-votes, if applicable, with respect to the Merger Proposal and the Non-Binding Compensation Advisory Proposal presented at the Special Meeting were:

Merger Proposal

Votes For	Percentage For	Votes Against	Abstentions	Broker Non-Votes
155,889,546	97.85%	3,404,180	20,408	0

Non-Binding Compensation Advisory Proposal

Votes For	Percentage For	Votes Against	Abstentions	Broker Non-Votes
88,511,843	55.56%	70,650,914	151,377	0

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of October 18, 2020 by and among ConocoPhillips, Merger Sub and Concho (incorporated by reference to Exhibit 2.1 to Concho’s Current Report on Form 8-K filed on October 19, 2020).
3.1	Amended and Restated Certificate of Incorporation of Concho Resources Inc.
3.2	Sixth Amended and Restated Bylaws of Concho Resources Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCHO RESOURCES INC.

	By:	/s/ Shannon B. Kinney
		Name:	Shannon B. Kinney
		Title:	Corporate Secretary

Date: January 15, 2021